Exhibit 10.35

PRIVATE BETWEEN THE PARTIES

PharmAthene, Inc.

Confidential Materials Omitted and Filed Separately with the

Securities and Exchange Commission

Confidential Portions denoted by [***]

MANUFACTURING LICENCE AGREEMENT

Between

THE SECRETARY OF STATE FOR DEFENCE

as represented by

THE DEFENCE SCIENCE AND TECHNOLOGY LABORATORY (Dstl)

And

AVECIA LIMITED

in respect of

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VACCINE

TECHNOLOGY

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THIS AGREEMENT is made the 20th June 2006

BETWEEN

THE SECRETARY OF STATE FOR DEFENCE acting through the Defence Science and Technology Laboratory of [***]

AND

AVECIA LIMITED a company registered in England under the number 3730853 and having its registered office at Hexagon Tower, Blackley, Manchester M9 8ZS, acting through its Avecia Biotechnology business at PO Box 2, Belasis Avenue, Billingham TS23 1YN (hereinafter referred to as the “Licensee”) of the second part hereinafter referred to collectively as the “Parties” or in the singular as a “Party”.

WHEREAS:

(A)         [***]

(B)         Under contracts between the Licensor and the Licensee dated 28 June 2000 (Licensor reference [***]) and 21 November 2003 (Licensor reference [***]) (hereinafter referred to as the “Development Contracts”), the Licensor has made the Background IP available to the Licensee to enable the Licensee to develop a production process for the Vaccine and to manufacture batches of the Vaccine for use by the Licensor in clinical trials.

(C)         The Licensor and the Licensee have entered a further contract dated 10th May 2006 (Licensor reference [***]) under which the Licensor is intended to carry out work in relation to validation of the manufacturing process for production of the Vaccine

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(hereinafter referred to as the “Process Validation Contract”). The United States and Canadian Governments co- funded, with the Licensor, the Process Validation Contract. As a consequence of carrying out work under the Process Validation Contract, the Licensee may develop further intellectual property which (i) relates solely to antigens and Vaccine or any process specific modification to antigens and Vaccine, or (ii) relates to the process for manufacture of the antigens and Vaccine (“Process Validation Foreground IP”). For the avoidance of doubt, Process Validation Foreground IP does not include intellectual property developed under the Process Validation Contract which relates to any process suitable for manufacturing products generally. By virtue of the conditions of the Process Validation Contract, the Licensor is the owner of certain Process Validation Foreground IP.

(D)         By virtue of the conditions of the Development Contracts, the Licensor is also the proprietor of certain foreground intellectual property (hereinafter referred to as the “Foreground IP”) relating to the Vaccine and generated by the Licensee during the Licensee’s performance of the Development Contracts.

(E)         The Licensor has permitted the Licensee to use the Background IP and the Foreground IP, including the patents and patent applications listed in the Schedule to this Agreement, and any equivalents thereto, and any associated know-how and any of the Process Validation Foreground IP owned by the Authority under the Process Validation Contract in the event of any such intellectual property arising (hereinafter together referred to as the “Vaccine IP”) to perform for the National Institute of Allergy and Infectious Diseases (hereinafter referred to as “NIAID”), a part of the Government of the United States of America (hereinafter referred to as the “US Government”), a contract having reference number [***] for inter alia the development of a prototype recombinant protective antigen plague vaccine and the production of trials doses thereof (hereinafter referred to as the “NIAID Contract”).

(F)         The Licensor has also undertaken that if, subsequent to the NIAID Contract, the Licensee is awarded contracts by the US Government for the further development, manufacture and supply of [***], the Licensor will grant the Licensee a licence to use the Vaccine IP on fair and reasonable commercial terms in the performance of said contracts. Furthermore, the Licensee desires to pursue licensure of the Vaccine in other territories in addition to the United States of America and therefore the Licensee desires a licence to use the Vaccine IP to fulfil manufacturing and/or supply contracts for customers in addition to the US Government.

(G)         The Licensor is willing to permit the Licensee to use the Vaccine IP for the purposes set out in Recital F above subject to certain terms and conditions.

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(H)         The Licensor has undertaken to the United States and Canadian Governments to collect a levy in respect of the Process Validation Foreground IP whose generation was funded under the Process Validation Contract.

NOW IT IS HEREBY AGREED BETWEEN THE PARTIES AS FOLLOWS:-

1.           DEFINITIONS AND INTERPRETATION

1.1         For the purposes of this Agreement, unless the context clearly or necessarily indicates otherwise, the following words and phrases shall have the meanings set forth below:

“Agreement” shall mean this manufacturing licence agreement.

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“Calendar Quarter” shall mean any period of three months ending on 31 March or 30 June or 30 September or 31 December in any year.

“Commencement Date” shall mean the day and year first above written.

“Net Sales Price” shall mean the actual sale price invoiced by the Licensee or, where applicable, a Partner of the Licensee less any separate charges identified for packaging, transportation, insurance and sales taxes.

“Supply Contract” shall mean a contract or contracts for the production and/or supply of Plague Vaccine Doses.

“Partner” shall mean any third party organisation which Avecia elects to involve in the performance of a Supply Contract.

“Third Party” shall mean any person other than the Governments of the United Kingdom, the United States of America and Canada.

1.2         The singular shall include the plural and vice versa, and the masculine shall include the feminine or the neuter gender and vice versa.

1.3         Unless the context otherwise indicates, references to Articles and Clauses and Schedule, are to articles and clauses and the Schedule of this Agreement.

1.4         Headings to Articles in this Agreement are included for ease of reference only

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and shall not have any effect on the construction or the interpretation of this Agreement.

1.5         References in this Agreement to any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

2. GRANT OF RIGHTS BY THE LICENSOR

2.1         In consideration for the payments to be made by the Licensee to the Licensor under the provisions of Article 3 below, the Licensor, warranting that he has the right to do so, hereby grants and the Licensee hereby accepts a non-exclusive licence to use the Vaccine IP to further develop, manufacture, use, keep, import, export, supply or offer to supply, or, subject to Clause 2.6 and Article 3 below, have a Partner manufacture, use, keep, import, export, supply or offer to supply, [***] in performance of Supply Contracts.

2.2         Without prejudice to the provisions of Clause 2.3 and 2.4 below the Licensor undertakes that it shall not for the shorter of a period of 3 years from the date of this Agreement or whilst this licence remains in effect grant a licence relating to the Vaccine IP to any third party providing that the Licensee is diligent and makes reasonable progress, as determined by the Licensor, in obtaining licensure approval of the relevant US Government regulatory authorities or any authorities acting on behalf of the US Government to supply and use the Vaccine [***] throughout the US and in particular for human use.

2.3         For the avoidance of any doubt, the Licensor and any other Department or Agency of the UK Government shall retain the right at any time to use, or authorise others to use, the Vaccine IP for any UK Government purpose or otherwise to the extent customary pursuant to standard UK MOD contracting procedures, and to dispose of products made in consequence of such use but no longer required; and nothing in this Agreement shall be construed as in any way limiting or derogating from such retained rights, nor from any rights of the Crown arising under any other agreement or contract or provision of law.

2.4         The restrictions imposed by Clause 2.2 above shall not prevent or restrict the use of any UK Government patent by or on behalf of the US Government where such use is under the “Agreement between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the United States of America to facilitate the interchange of patents and technical information for defence purposes” done in London on 19th January 1953. Furthermore the restrictions imposed by Clause 2.2 above shall not be deemed to prevent or hinder the UK Government from authorising any foreign Government to use and have used the Vaccine IP where such use is in

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furtherance of any international co-operative arrangement including but not limited to Memoranda of Understandings involving two or more of the Governments of the United Kingdom the United States of America and Canada.

2.5         Save as permitted under Clause 2.6 below, the Licence granted under this Agreement is personal to the Licensee and as such shall not be assigned, sub-licensed, mortgaged or in any way dealt with by the Licensee without the prior written consent of the Licensor, which consent shall not be unreasonably withheld, provided that the Licensee may assign the Licence and this Agreement without consent in connection with a genuine business re-organisation or to any corporation, association or other business entity which directly or indirectly controls, is controlled by or is under common control with the Licensee. For the avoidance of doubt, consent shall be deemed to be reasonably withheld where the Chief Executive of Dstl receives notice from an appropriate authority at the Ministry of Defence or other UK Government Department that assignment to such person would damage the essential public or national interest. Any assignment, sub-licensing or mortgaging of this Agreement by the Licensee otherwise than as permitted by this Clause 2.5 without the prior written consent of the Licensor shall immediately invalidate this Agreement and the Licence granted hereunder.

2.6         Notwithstanding the provisions of Clause 2.5 above, the Licensee shall be entitled to employ Partners to assist the Licensee in its performance of Supply Contracts, subject to the provisions of Article 3 below.

2.7         Save as expressly stated under this Article 2 the Licensee is not authorised to grant any rights to use the Vaccine IP to any third party.

2.8         The Licensee may request within 6 months of the expiry of the period granted under Clause 2.2 above that such period should be extended. The Licensee in support of an extension will provide the Licensor with clear information that is sufficient for the Licensor to assess the progress made to date in obtaining licensure of the [***] and such further work that might be needed to achieve licensure and the timeframes within which it is reasonable that the further work be completed and licensure obtained. Provided the Licensor is content that the Licensee has been diligent and has made sufficient progress in obtaining licensure then the Licensor may at his sole discretion extend the period for such additional time as he deems reasonable to achieve licensure. If licensure is achieved whether within the original period under Clause 2.2 above or within an extended period as may be granted under this Clause 2.8 then the Licensor will, subject to any legal constraints and the Licensee’s continuing conformance to this Agreement, further extend the period indefinitely but only in respect of the US or such other territories that licensure is achieved by the Licensee.

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2.9         Should the Licensor wish to abandon a patent, patent application or equivalent forming part of the Vaccine IP, it shall offer it to the Licensee, which shall be entitled to accept assignment the said patent, patent application or equivalent at the Licensee’s expense but otherwise without charge and, if such assignment is effected, the Licensee shall be responsible for all further expenditure thereon. The Licensor shall retain a free non-exclusive licence for the purposes set out in Clauses 2.3 and 2.4 above.

3. LICENCE PAYMENTS

3.1         In consideration for the grant of rights by the Licensor in Article 2 above, the Licensee shall pay to the Licensor a royalty on each and every Plague Vaccine Dose, equal to the greater of:

3.1.1 [***] of the Net Sales Price of the Plague Vaccine Dose;

3.1.2 [***] of the Net Sales Price of any Plague Vaccine Dose where such sale is to a Third Party and when Process Validation Foreground IP has been used in the process for production of such Plague Vaccine Dose; or

3.1.3 [***]

Notwithstanding the foregoing, no royalties shall be payable in respect of any samples of [***] which are provided by Avecia for clinical, product development, marketing development or bona fide study purposes.

3.2         Payment of the royalty as set out in Clause 3.1 discharges all obligations of the Licensee to pay any levies in respect of the support given by the Licensor and the US and Canadian Governments pursuant to the Process Validation Contract and, for the avoidance of doubt, upon execution of this Agreement by the Licensor and the Licensee, clause 6.10 of the Process Validation Contract shall no longer apply.

3.3         If the UK Ministry of Defence, US Department of Defence or the Department of Defence of the Government of Canada claims that [***] should be supplied free of royalties in respect of patents under existing UK or international arrangements and seeks a waiver of that part of the royalty attributable to patents forming part of the Vaccine IP, the Licensee shall inform the Licensor. If it is agreed that such supply should be free of patent royalties an appropriately reduced royalty will be settled which represents the contribution of the patents to the Vaccine IP concerned.

3.4         The royalty in respect of a [***] shall become payable by the Licensee under this Agreement when the cost of the [***] is

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invoiced. Where the cost of a [***] is payable in two or more installments, the invoice for each installment will be considered separately for the payment of royalties, subject always to the total royalty payable being in respect of the [***] not exceeding the maximum royalty set out in Clause 3.1.3 above.

3.5         The payments called for in Clause 3.1 above will fall due at the end of each Calendar Quarter and will be payable within sixty days of the due date, or within thirty (30) days of receipt of the Licensors invoice for same, whichever is the later, in accordance with the instructions contained in Clauses 3.5 and 3.6 below.

3.6         All payments due to the Licensor shall be paid in accordance with the instructions issued with the relevant invoice, and all statements, payments and correspondence relating to payments hereunder shall quote the Licensor’s reference [***].

3.7         All payments due to the Licensor shall be paid in pounds Sterling plus, if applicable, VAT at the UK rate prevailing at the time of payment. Where a payment due is in a currency other than pounds Sterling, the rate of exchange to be applied shall be the rate of exchange applied by the Bank of England on the date of the relevant invoice for [***] supplied by the Licensee.

3.8         Without prejudice to the provisions of Clause 12.2, if the Licensee fails to make any payment to the Licensor within the time specified in this Agreement, then the Licensee shall be liable to pay interest on the outstanding payment calculated at [***] per annum with effect from the date on which the payment originally fell due, where [***].

3.9         Within thirty (30) days of the end of each Calendar Quarter, the Licensee shall submit or cause to be submitted to the Licensor a statement in writing [including, where appropriate, a nil return] recording the calculation of royalties payable under this Agreement in respect of the said Calendar Quarter, and showing, in particular:

3.9.1 the quantity of [***] which has been supplied by the Licensee and its Partners during the Calendar Quarter;

3.9.2 the Net Invoice Price of each [***] sold by the Licensee and its Partners during the Calendar Quarter;

3.9.3 the total amount of royalties due and payable on the [***] in accordance with the provisions of Clause 3.1 above.

3.10       Subject to the provisions of Clause 3.11 below, the Licensee shall keep at its usual place of business proper records and books of account showing the quantities and Net Sales Price of all [***] supplied by the

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Licensee and its Partners under this Agreement and such records and books shall be kept separate from any records and books not relating solely to the [***]. Such records and books of account shall contain such true entries (complete in every particular) as may be necessary or proper for enabling the amount of the payments due to the Licensor under this Agreement to be ascertained. At the reasonable request of the Licensor, the Licensee shall, and shall ensure that its Partners shall, make the appropriate records and books of account available to inspection at all times during office hours by the Licensor or his duly authorised agent or representative who shall be entitled to take copies of or extracts from the same. In addition to the foregoing, the Licensee shall also provide the Licensor or its duly authorised agent or representative with any other information which may be necessary or appropriate with a view to determining or verifying the royalties due under this Agreement. In the event that such inspection or audit should reveal an underreporting in the royalties payable under this Agreement, the Licensee shall immediately make up any shortfall and, in the event that the said shortfall is more that [***], shall reimburse the Licensor in respect of any professional charges incurred for such audit or inspection.

3.11       The books of account referred to in Clause 3.10 above shall be kept for a minimum of four years after any relevant transaction and thereafter in accordance with applicable commercial law.

3.12       In accordance with the provisions of Article 10 (Consequences of Termination), the provisions of this Article 3 shall continue to apply notwithstanding termination or expiry of this Agreement until all royalties properly owed by the Licensee to the Licensor in accordance with this Article 3 have been paid to the Licensor.

3.13       In the event that the Licensor grants a licence to a third party for the manufacture and supply of [***] on more favourable terms than those herein, the Licensor shall offer to amend the terms of this licence to be no less favourable than those granted to the third party.

3.14       In the event that any of the patents, patent applications or equivalents forming part of the Vaccine IP expire or are abandoned or revoked, or are reduced in scope such that operation within the scope of a patent claim comprising the Vaccine IP is no longer necessary, but it remains necessary for the Licensee to use some or all of the know-how making up the remainder of the Vaccine IP in order to fulfill a Supply Contract, then Avecia shall have the right to request a meeting of the parties at which the parties shall negotiate in good faith with a view to agreeing upon an appropriate reduction to the royalty payable under this Agreement.

4. OWNERSHIP, AND PROTECTION, OF INTELLECTUAL PROPERTY

4.1           Both of the Parties acknowledge that nothing contained in this Agreement

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shall affect the ownership of any intellectual property existing at the Commencement Date and which is owned by either of the Parties.

4.2         Both the Parties acknowledge that nothing contained in this Agreement shall effect the arrangements for the protection of information which are contained in the Development Contracts.

4.3         The Licensee shall promptly and fully notify the Licensor in writing of:

4.3.1 any actual, threatened or suspected infringement by any third party of the Vaccine IP;

4.3.2 any proceedings commenced or threatened against the Licensee in which it is alleged that the rights licensed by the Licensor are invalid and/or infringe third party rights;

which come to the notice of the Licensee during the term of this Agreement.

4.4         In the event that the Licensor decides (in the circumstances referred to in Clause 4.3.1 above) to institute any proceedings or (in the circumstances referred to in Clause 4.3.2 above) to defend any proceedings instituted against the Licensee, the Licensee shall render to the Licensor at the Licensor’s expense such reasonable assistance in connection with such proceedings as the Licensor may request.

4.5         In the event that during the term of this Agreement when the provisions of Clause 2.2 above shall apply a third party is found to be infringing any of the patents which form part of the Vaccine IP, then the Licensor and the Licensee agree to review the effect that the infringement may have on the Licensee’s business and consider the option of the Licensee negotiating a sub-licence with the infringing party on fair and reasonable terms as a way to resolve the infringement issue.

4.6         Nothing herein shall oblige the Licensor to institute proceedings in the circumstances referred to in Clause 4.3.1 above, or to defend any proceedings in the circumstances referred to in Clause 4.3.2 above. In the event that the Licensor decides not to institute or defend any proceedings in the circumstances referred to in Clauses 4.3.1 or 4.3.2 above, the Licensor will allow the Licensee, if necessary in the Licensor’s name, to institute or defend such proceedings at its own expense with the Licensor’s permission, in which event:

4.6.1      the Licensee shall have sole control of the proceedings and shall take or conduct such action in its discretion in any way that it deems necessary or appropriate; and

4.6.2      the Licensor shall render to the Licensee at the Licensee’s expense

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such reasonable assistance (including performing such acts and executing such documents) in connection with such proceedings, as the Licensee may request; and

4.6.3      the Licensee shall be responsible for all costs and expenses arising therefrom and shall be solely responsible for any damages payable to the third party and for satisfying any award or judgment in favour of any third party and shall be solely entitled to the full benefit of all remedies awarded including but not limited to all damages and other sums which may be paid or awarded as a result thereof.

4.7         Provided that the Parties are not engaged in negotiating a sub-licence with an infringing third party under Clause 4.5 above, in the event that at any time during the term of this Agreement the Licensee is able to establish to the reasonable satisfaction of the Licensor that a third party is infringing any of the patents which form part of the Vaccine IP in any country or countries of the world where such patents have force, and that such infringement can be shown to be having a significant impact upon sales of the Licensee’s own [***] (for example, such infringement has an impact on sales which the Licence could have made but for such infringement) in such countries, and the Licensor is unable or unwilling within a reasonable period to take such action as may be necessary to settle or prevent such infringement, then the royalty payable under this Agreement by the Licensee in respect of such patents in such countries shall cease to be payable until the date on which such infringement is settled or prevented.

4.8         The cessation of royalties under Clause 4.7 above shall apply in respect of sales of [***] by the Licensee in the relevant country or countries from the date on which the Licensee is able to establish the infringement in accordance with Clause 4.7 above.

5. WARRANTY AND LIABILITY

5.1         Nothing contained in this Agreement or in any licence granted hereunder shall be construed as or deemed to be:-

5.1.1     a representation or warranty that any patents contained in the Vaccine IP are valid, or that any use of the Vaccine IP will not infringe any intellectual property rights owned by a third party anywhere in the world; or

5.12      an indemnity against costs, damages, royalties, liabilities, expenses or other payments arising out of any proceedings based on infringement brought against the Licensee or customers, agents or distributors of the Licensee;

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and any such representation, warranty or indemnity is hereby expressly excluded.

5.2         The Licensee shall at all times indemnify and keep indemnified the Licensor against all costs, claims, damages or expenses incurred by the Licensor or for which the Licensor may become liable with respect to any product liability claim relating to any products supplied or put into use by the Licensee pursuant to this Agreement. The Licensee shall maintain sufficient product liability insurance coverage to cover its commitments under this Agreement.

5.3         The Licensor shall not be liable for any loss or damage howsoever caused which results from the Licensee’s use of the Vaccine IP in exercise of the Licensee’s rights under this Agreement and the Licensor gives no warranty that the Vaccine IP is suitable for any purpose.

6.           TAXATION

6.1         If any stamp taxes, registration taxes, turnover taxes, or other taxes, duties or governmental charges are levied on this Agreement by reason of its execution or performance, it shall be the responsibility of the Licensee to pay all such taxes or charges when due.

6.2         The Licensee agrees to release and indemnify the Licensor from and against any liability of whatever nature arising out of the Licensee’s failure duly and timely to pay and discharge any of the above-mentioned taxes.

7.           EXPORT CONTROL

7.1         The Licensee shall be responsible for complying with the applicable Export of Goods (Control) Order.

7.2         This Agreement does not grant authority for the Licensee to export the Vaccine IP, or any part thereof, or any products manufactured using the Vaccine IP from the United Kingdom and application for any necessary export licence must be made to the Export Licensing Unit of the Department of Trade and Industry.

8.           COMING INTO EFFECT AND DURATION

8.1         This Agreement shall come into effect on the Commencement Date and, unless terminated in accordance with the provisions of Article 9, shall remain in effect indefinitely.

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9.             TERMINATION

9.1           The Licensor shall have the right to terminate this Agreement at any time forthwith by notice in writing to the Licensee on the happening of any one of the following events:-

9.1.1        if the Licensee is in breach of any of its obligations under this Agreement, and fails to remedy such breach or fails to take steps to substantially remedy the breach within thirty (30) days of a written notice issued to it by the Licensor to do so; or

9.1.2        if the Licensee shall have a Receiver or Liquidator appointed to the whole or any part of its assets or if an Order shall be made or any resolution passed for winding up the Licensee unless such Order or resolution is part of a scheme for amalgamation or reconstruction of the Licensee; or

9.1.3        if the Licensee assigns, sub-licences, mortgages, or in any other way deals with the licence granted under this Agreement without the prior written consent of the Licensor; or

9.1.4        if a person, whether alone or in conjunction with any Connected Person (as defined in section 839 of the Taxes Act 1998) acquires control of the Licensee and the Chief Executive of Dstl receives notice from an appropriate authority at the Ministry of Defence or other UK Government Department that such an acquisition would damage the essential public or national interest, where control of the Licensee means the power of a person to secure either by means of the holding of share or possession of voting power in or in relation to the Licensee or by virtue of any powers conferred by articles of association or other document regulating the Licensee that its affairs are conducted in accordance with the wishes of that person; or

9.1.5        in any other event expressly identified in this Agreement as giving the Licensor a right to terminate.

9.2           The Licensee shall have the right to terminate this Agreement at any time on giving three (3) months prior written notice to the Licensor.

9.3           If the Licensee has not secured a Supply Contract by 31 December 2008 or, if the Parties agree, by 31 December in any subsequent calendar year, the Licensor and the Licensee shall review the situation together. As a result of such review and subject to the following provisions of this Clause 9.3, the Parties may agree to extend the period for securing a Supply Contract for a further calendar year. A period of 90 days shall be permitted for such a review. If, after such 90 day period, it appears to the Licensor that there is no reasonable prospect of a Supply Contract being secured by the Licensee

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within a reasonable time, the Licensor may terminate this Agreement by giving three (3) months written notice to the Licensee.

10.          CONSEQUENCES OF TERMINATION

10.1         Upon the termination of this Agreement under the provisions of Article 9 above, all rights and licences granted in favour of the Licensee hereunder shall cease, except and to the extent expressly provided otherwise under the terms of this Agreement.

10.2         Immediately upon the termination of this Agreement all licence payments accrued to date under Clause 3.1 above shall become payable and all other obligations shall become due. In the event of termination of this Agreement under the provisions of Article 9, the Licensee shall have the right from the date of termination to dispose of all stocks of [***] in its possession and to complete any outstanding Supply Contracts, subject in each case to the payment of royalties as payable under Clause 3.1 hereof.

10.3         The expiry or termination of this Agreement shall be without prejudice to the provisions of Article 5 (Warranty and Liability) and this Article 10 (Consequences of Termination), to any other express obligations in this Agreement of a continuing nature, and to any rights of either Party which may have accrued up to the date of termination.

11.          VALIDITY OF THE AGREEMENT

11.1         In the event that any provisions of this Agreement shall for any reason be declared or rendered invalid, illegal or unenforceable in any respect, such provisions shall, to the extent of such invalidity, illegality or unenforceability, be deemed severable and shall not affect the validity, legality or enforceability of the remainder of this Agreement, which shall continue in full force and effect, save that if the nature of the invalidity, illegality or unenforceability is such that it destroys the business efficacy of this Agreement, the Parties shall confer to determine whether the Agreement shall be terminated or whether such severed provisions shall be replaced with enforceable provisions to the satisfaction of both of the Parties.

12.          MISCELLANEOUS PROVISIONS

12.1         Each Party shall at any time on the request of the other do and execute all such acts, deeds, documents and things as may reasonably be required by the other to perfect and complete the grant of rights and licences conferred by this Agreement on the other, or to record any change in the status of such rights, including in particular entry into forms of licence or other instruments

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confirmatory of such rights for registration with appropriate authorities in any country.

12.2         No relaxation, forbearance, delay or indulgence by either Party in enforcing any of the terms and conditions of this Agreement or the granting of time by either Party to the other shall prejudice, affect or restrict the rights and powers of that Party under this Agreement nor shall any waiver by either Party of any breach of this Agreement operate as a waiver of or in relation to any subsequent or any continuing breach of this Agreement.

12.3         No variation of this Agreement shall be effective unless it is in writing signed by a duly authorised officer of each Party.

12.4         Nothing in this Agreement shall be deemed to constitute a partnership between the Parties nor shall either Party be taken to have any authority to bind or commit the other or be taken to have authority to act as the agent of the other or in any other capacity other than as expressly authorised in this Agreement.

12.5         Any notice or communication authorised or required to be given hereunder or for the purpose hereof shall be deemed to be duly given if left or sent by post or if sent by cable, facsimile or telex so addressed if confirmed by post in like manner to:-

12.5.1      the Licensor at:

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12.5.2      the Licensee at:

Business Manager, Vaccines
Avecia Limited

PO Box 2

Belasis Avenue

Billingham TS23 1YN

Facsimile: 01642 522622

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Copied to:

The Company Secretary
Avecia Limited

Legal Affairs Department
PO Box 42

Hexagon Tower

Blackley

Manchester M9 8ZS

Facsimile: 0161 721 1886

Any notice so given by post shall be deemed to be served at the expiration of seven (7) days after it has been posted and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed and posted.

12.6         A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

13.          LAW AND JURISDICTION

13.1         This Agreement shall be considered as a contract made in England and subject to English Law.

13.2         Subject to Article 14 and without prejudice to the dispute resolution process set out in that article, each Party hereby irrevocably submits and agrees to the exclusive jurisdiction of the Courts of England to resolve, and the laws of England to govern, any actions, proceedings, controversy or claim of whatever nature arising out of or relating to this Agreement or breach thereof.

13.3         Other jurisdictions may apply solely for the purpose of giving effect to this Article and for the enforcement of any judgement, order or award given under English jurisdiction.

14.          DISPUTE RESOLUTION

14.1         Without prejudice to the operation of the dispute resolution or arbitration provisions, if any, governing disputes, differences or questions arising out of the Development Contracts and where necessary the examination of this Agreement pursuant to such dispute resolution or arbitration provisions:

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14.1.1      the parties will attempt in good faith to resolve any dispute or claim arising out of or relating to this Agreement through negotiations between the respective representatives of the parties having authority to settle the matter, which attempts may include the use of any Alternative Dispute Resolution (ADR) procedure on which the parties may agree;

14.1.2      in the event that the dispute or claim is not resolved by negotiation, or where the parties have agreed to use an ADR procedure, by the use of such procedure, the dispute shall be referred to arbitration;

14.1.3      the party initiating the arbitration shall give a written Notice of Arbitration to the other party, which Notice of Arbitration shall specifically state:

(a)        that the dispute is referred to arbitration; and

(b)        the particulars of this Agreement out of or in relation to which the dispute arises;

14.1.4      unless otherwise agreed in writing by the parties, the arbitration and this Article 14 shall be governed by the provisions of the Arbitration Act 1996 or any statutory modification or re-enactment thereof;

14.1.5      it is agreed between the Parties that for the purposes of the arbitration, the arbitrator shall have the power to make provisional awards as provided for in Section 39 of the Arbitration Act 1996; and

14.1.6      for the avoidance of doubt it is agreed between the Parties that the arbitration process and anything said, done or produced in or in relation to the arbitration process (including any awards) shall be confidential as between the Parties, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise; and no report relating to anything said, done or produced in or in relation to the arbitration process may be made beyond the tribunal, the Parties, their legal representatives and any person necessary to the conduct of the proceedings, without the concurrence of all the Parties to the arbitration.

15.          COMPLETE AGREEMENT

15.1         This Agreement consisting of fifteen (15) Articles represents the entire agreement between the Parties on the subject of the use by the Licensee of the Vaccine IP for the purposes set out herein and supersedes all prior proposals, oral or written, between the Parties on this subject.

IN WITNESS WHEREOF the Parties have entered into this Agreement in two (2) counterparts, each of which is equally valid, the day and year first above written.

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PRIVATE BETWEEN THE PARTIES

SIGNED on behalf of THE SECRETARY	[***]
OF STATE FOR DEFENCE by:
[***] [***] [***] [***]

SIGNED for and on behalf of AVECIA	/s/ Kevin Cox
LIMITED by:
KEVIN COX, Director
Authorised to sign on behalf of Avecia
Limited

Approved as to
legal form by	[***]

[***]	18

PRIVATE BETWEEN THE PARTIES

[***]

[***]	19

PRIVATE BETWEEN THE PARTIES

[***]

[***]	20